National Cooperative Bank
                        1401 Eye Street, N.W., Suite 700
                             Washington, D.C. 20003
                                 (202) 336-7700
                               Fax (202) 336-7622


                                  May 16, 1997



Mr. John White
CFO
United Grocers, Inc.
P.O. Box 22187
6433 S.E. Lake Rd.
Portland, Oregon  97222

VIA FAX

Dear John:

Currently, United Grocers, Inc. and NCB have a `covenant package' as part of their Loan Sale and Purchase Agreement dated May 13, 1994. This letter shall serve to modify the ratio of consolidated Net Income available to Fixed Charges as follows:

                           The  company  will  keep and  maintain  the  ratio of
                  consolidated net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period at not less than 1.4 to 1.0, except for:

                  (a) quarters ending September 27, 1996; December 28, 1996; March 28, 1997; and June 28, 1997, wherein the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.0 to 1.0;

                  (b) quarter ending October 3, 1997, wherein the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.15 to 1.0;

                  (c) quarter ending January 2, 1998, wherein the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.20 to 1.0; and

                  (d) quarter ending April 3, 1998, wherein the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding 12-month period to Fixed Charges for such 12-month period shall not be less than 1.25 to 1.0.

Further, this letter modifies only the Fixed Charge ratio. All other covenants in the Loan Purchase and Sale Agreement remain unchanged or modified.

Sincerely,


/s/ Tom W. Sowell
Tom W. Sowell
Vice President


Agreed and Accepted to:

By: /s/ John W. White                         By: /s/ Judith E. Sandberg

Title: Vice President                         Title: Managing Director

Date: 5/19/97                                 Date: 5-20-97